UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2005

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On December 15, 2005, Corinthian Colleges, Inc. (the "Company") received notification from the Accrediting Bureau of Health Education Schools ("ABHES") that the Company’s application for a continued grant of accreditation for its Georgia Medical Institute ("GMI") campus in Atlanta, Georgia (including its two additional "branch" campus locations in Marietta, Georgia and Jonesboro, Georgia) has been denied. ABHES’s notification letter to the Company referred primarily to completion and placement rates at programs in the downtown Atlanta campus. The Jonesboro campus had only two programs, both of which are new and enroll relatively few students, that fall below ABHES standards. The Marietta campus individually meets the ABHES completion and placement rates for all programs. Because the Jonesboro and Marietta campuses are "branches" of the Atlanta campus, their accreditation is tied to the "main" Atlanta campus and are negatively affected by this decision.

As the Company reported in its 2005 Report on Form 10-K, these institutions had previously received "Show Cause" notifications from ABHES. Since the Company believes that these schools have successfully served students in the Atlanta area and that denial of accreditation is unwarranted, it has appealed ABHES’s decision.

During the appeal process, the three GMI institutions will continue to be accredited, and students will continue to have access to federal student financial aid. If the appeal is unsuccessful, the Company is committed to fulfilling its obligations to currently-enrolled students through an orderly teach-out process. At September 30, 2005, the combined enrollment at the three campuses was 1,959 students.

On December 19, 2005, the Company received notification from its third-party financial aid processor that the Department of Education had transferred the Atlanta, Jonesboro and Marietta GMI campuses from the advance system of receiving Title IV funds to the reimbursement system. Under the reimbursement system, a school must advance a student’s tuition and then apply to the federal government for reimbursement, which typically delays receipt of Title IV funds by approximately 45 days.

In addition to the GMI campuses in Atlanta, Jonesboro and Marietta, the Company has GMI campuses in DeKalb, Georgia and Norcross, Georgia. The ABHES decision has no direct impact on these two campuses, since they are accredited by a different accrediting agency (the Accrediting Commission of Career Schools and Colleges of Technology ("ACCSCT")). As reported in the Company’s 2005 Report on Form 10-K, the DeKalb, Georgia campus had received a "Show Cause" notification from ACCSCT. On December 9, 2005, the Company received notification from ACCSCT that it had vacated its "Show Cause" order regarding the DeKalb campus and had renewed that campus’s grant of accreditation for a period of four years.

In addition to the "Show Cause" orders from ABHES and ACCSCT as described above, the Company had pending "Show Cause" orders from ABHES relating to the Company’s Olympia College in Grand Rapids, Michigan and its two "branch" campuses in Kalamazoo, Michigan and Merrillville, Indiana. On December 21, 2005, the Company received notification that ABHES has continued the "Show Cause" orders for these schools until the next ABHES Commission meeting.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

December 21, 2005	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Senior Vice President & General Counsel